 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-267052
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 2, 2022)
LORDSTOWN MOTORS CORP.
Up to 50,200,000 Shares of Class A Common Stock
We have entered into an Open Market Sale Agreement, or the sales agreement, with Jefferies LLC, or Jefferies, relating to the sale of shares of our Class A common stock, offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell up to 50,200,000 shares of our Class A common stock, $0.0001 par value per share, or Class A common stock, from time to time through Jefferies, acting as our agent.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “RIDE.” On November 4, 2022, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $1.93 per share.
Sales of our Class A common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount of Class A common stock, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the shares of our Class A common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually-agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate of up to 3% of the gross proceeds of any shares of Class A common stock sold under the sales agreement. In connection with the sale of the Class A common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for additional information regarding the compensation to be paid to Jefferies.

Investing in our Class A common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is November 7, 2022.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-267052) that the Securities and Exchange Commission, or SEC, declared effective on September 2, 2022. This prospectus supplement describes the specific terms of the Class A common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into the accompanying prospectus and the documents incorporated by reference herein and therein. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into the accompanying prospectus or any document incorporated by reference therein that was filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Jefferies has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”
We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Class A common stock and the distribution of this prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Lordstown,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Lordstown Motors Corp., unless otherwise specified. When we refer to “you,” we mean the holders of Class A common stock of the Company.
This prospectus supplement and the accompanying prospectus include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement or the accompanying prospectus, including logos, artwork and other visual displays, may appear without the® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and on page 3 of the accompanying prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement
Company Overview
Lordstown Motors is an original equipment manufacturer (OEM) of electric vehicles focused on the commercial fleet market, with the Endurance all electric pick-up truck as its first vehicle being launched at the Foxconn EV plant in the Lordstown, Ohio facility.
As described in more detail in the documents incorporated by reference herein, we recently completed the sale of the Lordstown, Ohio manufacturing facility to Foxconn EV Technology, Inc., an Ohio corporation and an affiliate of Hon Hai Technology Group (“HHTG”; either HHTG or applicable affiliates of HHTG are referred to herein as “Foxconn”), and entered into a manufacturing supply agreement pursuant to which Foxconn will manufacture the Endurance at the facility and perform related services. We intend to design, develop, engineer, test and industrialize all-electric commercial vehicles leveraging the Foxconn ecosystem, including its Mobility-in-Harmony consortium, which would also be built at the Foxconn Ohio plant.
We continue to explore all financing alternatives as our operations are anticipated to require significant capital for the foreseeable future. We are also seeking strategic partners, including other automakers, to provide additional capital and other support to enable us to scale the Endurance program and to develop new vehicle programs in coordination with Foxconn or otherwise. As we seek additional sources of financing, there can be no assurance that such financing would be available to us on favorable terms or at all.
Corporate Information
Lordstown Motors Corp., originally known as DiamondPeak Holdings Corp., was incorporated in Delaware on November 13, 2018 as a blank check company for the purpose of effecting a business combination and completed its initial public offering in March 2019. The business combination was completed on October 23, 2020. The mailing address of our principal executive office is 2300 Hallock Young Road, Lordstown, Ohio 44481. Our telephone number is (234) 285-4001. Our website address is www.lordstownmotors.com. Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “RIDE.” Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering
Class A common stock
Up to an aggregate of 50,200,000 shares of our Class A common stock.
Class A common stock to be outstanding immediately after offering
Up to 267,104,965 shares of our Class A common stock, assuming the sale of the maximum number of shares available under the sales agreement, as of September 30, 2022 based on 216,904,965 shares of Class A common stock outstanding as of such date. The actual number of shares issued may not exceed the number of authorized and available shares under our second amended and restated certificate of incorporation, as amended, and will vary depending on how many shares of our Class A common stock we choose to sell in this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through the sales agent, Jefferies. See “Plan of Distribution” on page S-10 of this prospectus supplement.
Use of Proceeds
We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including working capital, operating expenses, capital expenditures, and we may use a portion of the net proceeds to satisfy contingent liabilities. See “Use of Proceeds” on page S-9 of this prospectus supplement.
Risk Factors
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-4, as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference before deciding to invest in our Class A common stock.
Nasdaq Global Select Market Symbol
“RIDE”

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before making a decision to invest in our Class A common stock, you should carefully consider the risks described below and under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering.
Risks Related to This Offering
Even if this offering is successful, we require significant additional capital to implement our business plan, and it may not be available on acceptable terms, if at all.
The design, manufacture and sale of vehicles is a capital-intensive and complex business. Our business plan to design, produce, sell and service the Endurance and any additional vehicles has required substantial additional capital in advance of commencing commercial production, and will continue to require substantial additional capital, to manufacture vehicles at a reasonable scale. Following this offering, we will need additional funding, which may be difficult to raise, to continue our development efforts and maintain our current plans and timeline for full commercial production.
To alleviate these conditions, management is delaying certain expenditures in order to fund operations at reduced levels and evaluating various funding alternatives, including seeking to raise additional funds beyond this offering through the issuance of equity, mezzanine or debt securities, through arrangements with strategic partners or through obtaining financing from government or financial institutions. However, thus far, our access to additional capital has been limited. Numerous factors, including the significant amount of capital required, the fact that our bill of materials is currently, and expected to continue to be, substantially higher than our anticipated selling price, uncertainty surrounding regulatory approval and the performance of the vehicle, along with meaningful exposure to material losses related to ongoing litigation and an SEC investigation, among other factors are impeding our ability to raise capital. There can be no assurances that we will raise sufficient additional capital as and when needed.
As we seek additional sources of financing, there can be no assurance that such financing would be available to us on favorable terms or at all. Our ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including market and economic conditions, our performance and investor sentiment with respect to us and our industry.
These factors may make the timing, amount, terms or conditions of additional financings unattractive to us. If we raise additional funds beyond this offering by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of shares purchased in this offering and our currently issued and outstanding equity or debt, and our stockholders may experience dilution, which may be substantial. We believe, given the financial and operational challenges we are facing, it is likely that we would issue preferred stock or debt, which may be secured. Such preferred stock or debt securities would have liquidation and other preferences that could impair the recovery of our Class A common stock. In addition, such securities may have covenants that restrict our financial and operating flexibility.
If we are unable to raise substantial additional capital, our continuing operations and production plans will be scaled back or curtailed and, if any funds raised are insufficient to provide a bridge to full commercial production, our operations could be severely curtailed or cease entirely.
Even if this offering is successful, we expect our future growth to continue to require substantial funding, and the timing for and ability to generate sufficient funds from operations is uncertain. We also intend to develop additional all-electric vehicles geared for the commercial market, which will require additional capital investment with returns and timelines that will be difficult to predict. Unlike established OEMs that have greater financial resources than we do, there can be no assurance that we will have access to the capital we need on favorable terms when required or at all. If we cannot raise additional funds when we need them, our financial condition and business could be materially adversely affected.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. In addition, contingent liabilities, such as current and future litigation, claims, regulatory proceedings, investigations and complaints, the outcome of which cannot be predicted, as well as the availability of insurance coverage may impact our liquidity position, the market price of our stock and planned uses of cash. The failure by our management to apply these funds effectively or our inability to use funds in accordance with expected business plans could have a material adverse effect on our business prospects, results of operation and financial condition, cause the price of our common stock to decline and delay the development, production and sale of our vehicles. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments.
It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The proceeds we receive after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, any limits we may set with Jefferies in any applicable placement notice and the demand for our Class A common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.
You may experience dilution as a result of purchasing shares of this offering, or may experience future dilution as a result of future stock issuances or offerings.
To the extent the offering price per share exceeds our net tangible book value per share of Class A common stock, purchasers in this offering will suffer immediate dilution in their investment. As of September 30, 2022, our net tangible book value per share was $1.92 per share. To raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell or issue shares or other securities in any other offering or transaction at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.
The Class A common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Future sales or issuances of our Class A common stock in the public markets, or the perception of such sales, could depress the trading price of our Class A common stock.
The sale or issuance of a substantial number of shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We may issue or sell large quantities of our Class A common stock at any time pursuant to this prospectus or in one or more separate offerings or transactions. We cannot predict the effect that future issuances of Class A common stock or other equity-related securities would have on the market price of our Class A common stock.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and any related free writing prospectus, including the information incorporated by reference herein and therein, contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.
Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized and under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K, and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, as well as the following:
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our ability to continue as a going concern, which requires us to manage costs, obtain significant additional funding to execute our business plan, achieve scaled production of the Endurance and develop any additional vehicle programs, and our ability to raise such funding on a reasonable timeline and with suitable terms;

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our ability to raise sufficient capital, including under the financing arrangements we have established, in order to invest in the tooling that we expect will enable us to eventually lower the Endurance bill of materials cost, continue design enhancements of the Endurance and fund any future vehicles we may develop;

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the cost and other impacts of contingent liabilities, such as extensive current and future litigation, claims, regulatory proceedings, investigations, complaints, product liability claims, stockholder demand letters, and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, market price of our stock, cash projections, business prospects and ability and timeframe to obtain financing;

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our ability to effectively implement and realize the benefits from our recently completed transactions and agreements with Foxconn under the asset purchase agreement, the contract manufacturing agreement and the investment agreement, which depend on many variables that could our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the Mobility-in-Harmony consortium as well as other parties, for all such parties to adhere to timelines to develop, commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties’ control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors and the funding under the investment agreement is subject to regulatory and other closing conditions;

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our ability to execute our business plan, expansion plans, strategic alliances and other opportunities, including development and market acceptance of our planned products;

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risks related to our limited operating history, the rollout of our business and the timing of expected business milestones, including the ability to ensure the completion of tooling, establish and maintain appropriate supplier relationships, successfully complete testing, homologation and certification and continue the ramp of commercial production (which is currently expected to be slow) and start delivery of the Endurance, in accordance with our projected timeline;

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our ability to source and maintain suppliers for our critical components and the terms of such arrangements, and our ability to complete building out our supply chain;

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the availability and cost of raw materials and components, particularly in light of current supply chain disruptions and labor concerns, inflation, and the consequences of such shortages on testing and other activities, which could present challenges that impact the timing of our commercial production;

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our ability to successfully identify and implement actions that will lower the Endurance bill of materials cost, including sourcing benefits anticipated from our relationship with Foxconn;

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our ability to obtain binding purchase orders and build customer relationships, including uncertainties as to whether and to what degree we are able to convert previously-reported nonbinding pre-orders and other indications of interest in our vehicle into binding orders and ultimately sales;

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our ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of after sale service, support and warranty coverage that they will require;

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the risk that our technology, including our hub motors, do not perform as expected;

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our ability to conduct business using a direct sales model, rather than through a dealer network used by most other OEMs;

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our ability to remain in compliance with our financing covenants and the risks associated with having pledged significant assets as collateral for recently incurred indebtedness;

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the effects of competition on our ability to market and sell vehicles;

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our ability to attract and retain key personnel and hire additional personnel;

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the pace and depth of electric vehicle adoption generally;

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our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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our ability to obtain required regulatory approvals and changes in laws, regulatory requirements, interpretations of existing law, governmental incentives and fuel and energy prices;

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the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

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cybersecurity threats and breaches and compliance with privacy and data protection laws;

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failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; and

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the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including rising interest rates and the direct and indirect effects of the war in Ukraine.

We qualify all of the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold, if any, and the market price at which they are sold. Because we are not obligated to sell any shares in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.
We currently intend to use the net proceeds from this offering to fund for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus, or to satisfy contingent liabilities. We may invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.
This expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Further, due to the uncertainties inherent in the commercial electric vehicle development process and our exposure to contingent liabilities, it is difficult to estimate with certainty the exact amounts, or the timing, of the net proceeds from this offering that may be used for the above purposes, if any. We cannot specify with certainty all of the particular uses for the remaining net proceeds to us from this offering.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies, under which we may offer and sell up to 50,200,000 shares of Class A common stock from time to time through Jefferies acting as agent. Sales of shares of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell our shares of Class A common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price, below which sales may not be made, which may not be less than $1.00 per share without the consent of Jefferies. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of Class A common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission rate of up to 3% of proposed maximum aggregate offering price of the aggregate gross proceeds we receive from each sale of our shares of our securities. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon the execution of the sales agreement, in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $300,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on the Nasdaq Global Select Market on the day following each day on which our shares of Class A common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of our shares of Class A common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of shares of our Class A common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of Class A common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten trading days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a current report on Form 8-K under the Exchange Act and will be incorporated by reference in this prospectus supplement.
Jefferies and its affiliates are currently, and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and accordingly, Jefferies may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the Class A common stock offered by this prospectus supplement has been passed upon by Baker & Hostetler LLP, Cleveland, Ohio. Jefferies is being represented in connection with this offering by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the years in the two year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 consolidated financial statements contains an explanatory paragraph that states that the Company does not have sufficient liquidity to fund commercial scale production and the launch of sale of its electric vehicles which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. Additionally, the audit report covering the December 31, 2021 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2021 due to the adoption of Accounting Standards Updated 2016-02, Leases (ASC Topic 842). The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company did not have a sufficient number of trained resources with assigned responsibilities and accountability for the design and operation of internal controls over financial reporting. As a consequence, the Company did not effectively operate process-level control activities related to procure to pay (including operating expenses, prepaid expenses, and accrued liabilities), review and approval of manual journal entries, and user access controls to ensure appropriate segregation of duties.
The Company’s financial statements as of December 31, 2019, and for the period beginning April 30, 2019 and ended December 31, 2019, incorporated by reference this prospectus supplement and registration statement have been audited by Clark, Schaefer, Hackett & Co., an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements states that the Company does not have sufficient liquidity to fund commercial scale production and the launch of sale of its electric vehicles which raises substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus supplement, over the Internet at the SEC’s website at http://www.sec.gov.
This prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.
Our website address is www.lordstownmotors.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.
INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 28, 2022.

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 8, 2022.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022 filed on May 9, 2022, August 4, 2022, and November 7, 2022, respectively.

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Our Current Reports on Form 8-K or Form 8-K/A, filed on April 1, 2022, May 11, 2022, May 17, 2022, May 19, 2022 (with respect to items 5.02, 5.03, 5.07 and 9.01), May 23, 2022, June 1, 2022, July 12, 2022, August 11, 2022, August 18, 2022 and November 7, 2022.

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The Description of Class A Common Stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 28, 2022.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 2300 Hallock Young Road, Lordstown, Ohio 44481, or by telephoning us at (234) 285-4001.

PROSPECTUS
LORDSTOWN MOTORS CORP.
$500,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which also will describe the specific manner in which these securities will be offered and may supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $500,000,000.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will be set forth in a prospectus supplement.
Our Class A common stock is quoted on the Nasdaq Global Select Market under the symbol “RIDE.” On August 23, 2022, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $2.02. None of the other securities that we may offer under this prospectus are currently publicly traded. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 3 of this prospectus and in our most recent reports on Form 10-K and Form 10-Q that are incorporated by reference in this prospectus before you invest in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is September 2, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.
This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the information incorporated by reference herein and therein and the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
On October 23, 2020 (the “Closing Date”), DiamondPeak Holdings Corp., our predecessor company (“DiamondPeak”), consummated the previously announced merger pursuant to the Agreement and Plan of Merger, dated as of August 1, 2020 (the “Business Combination Agreement”), by and among DiamondPeak, DPL Merger Sub Corp. (“Merger Sub”) and Lordstown Motors Corp. (“Legacy Lordstown” and now known as Lordstown EV Corporation), pursuant to which Merger Sub merged with and into Legacy Lordstown, with Legacy Lordstown surviving the merger as a wholly-owned subsidiary of DiamondPeak (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), DiamondPeak changed its name to Lordstown Motors Corp.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Lordstown,” “we,” “us,” “our” and similar terms refer to Lordstown Motors Corp. (f/k/a DiamondPeak Holdings Corp.) and its consolidated subsidiaries (including Legacy Lordstown). References to “DiamondPeak” refer to our predecessor company prior to the consummation of the Business Combination.
This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement.
Overview
Lordstown is an electric vehicle (“EV”) innovator developing high-quality light duty commercial fleet vehicles, with the Endurance all electric pick-up truck as our first vehicle being launched in the Lordstown, Ohio facility.
As described in more detail in the documents incorporated by reference herein, we recently completed the sale of the Lordstown, Ohio manufacturing facility to Foxconn EV Technology, Inc., an Ohio corporation, and an affiliate of Hon Hai Technology Group (“HHTG”; either HHTG or applicable affiliates of HHTG are referred to herein as “Foxconn”) and entered into a manufacturing supply agreement pursuant to which Foxconn will manufacture the Endurance at the facility and perform related services. We have also recently established a joint venture with Foxconn to jointly design, develop, test and industrialize all-electric commercial vehicles with Foxconn using its Mobility-in-Harmony (“MIH”) platform, which would also be built at the Lordstown, Ohio plant and potentially licensed for production elsewhere in the world.
We continue to explore all financing alternatives as our operations are anticipated to require significant capital investment for the foreseeable future. We are also seeking strategic partners, including other automakers, to provide additional capital/or and other support to enable us to scale the Endurance program and to develop new vehicle programs through the joint venture with Foxconn. As we seek additional sources of financing, there can be no assurance that such financing would be available to us on favorable terms or at all.
Corporate Information
Lordstown Motors Corp., originally known as DiamondPeak Holdings Corp., was incorporated in Delaware on November 13, 2018 as a blank check company for the purpose of effecting a business combination and completed its initial public offering in March 2019. As described above, the Business Combination was completed on October 23, 2020. The mailing address of our principal executive office is 2300 Hallock Young Road, Lordstown, Ohio 44481. Our telephone number is (234) 285-4001. Our website address is www.lordstownmotors.com. Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “RIDE.” Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus.
The Securities That May Be Offered
We may offer or sell Class A common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $500,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution” or in any applicable prospectus supplement. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus, and under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.
Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized and under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K, and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, as well as the following:
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our ability to continue as a going concern, which requires us to manage costs, obtain significant additional funding to execute our business plan, and achieve our production targets for the Endurance in 2022 and beyond, and our ability to raise such funding on a reasonable timeline and with suitable terms;

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our ability to raise sufficient capital in order to invest in the tooling that we expect will enable us to eventually lower the Endurance bill of materials cost, continue design enhancements of the Endurance and fund any future vehicles we may develop;

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the cost and other impacts of contingent liabilities such as current and future litigation, claims, regulatory proceedings, investigations, complaints, product liability claims, stockholder demand letters, availability of insurance coverage and/or adverse publicity, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, cash projections, business prospects and ability and timeframe to obtain financing;

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our ability to realize the benefits from our recently completed transactions and agreements with Foxconn;

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our ability to execute our business plan, expansion plans, strategic alliances and other opportunities, including development and market acceptance of our planned products;

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risks related to our limited operating history, the rollout of our business and the timing of expected business milestones, including the ability to complete the engineering of the Endurance, to ensure completion of the retooling of the production facility, to establish appropriate supplier relationships, to successfully complete testing, homologation and certification and to start commercial production and delivery of the Endurance, in accordance with our projected timeline;

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our ability to source and maintain suppliers for our critical components and the terms of such arrangements, and our ability to complete building out our supply chain;

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the availability and cost of raw materials and components, particularly in light of current supply chain disruptions and labor concerns, inflation, and the consequences of such shortages on testing and other activities, which could present challenges that impact the timing of our commercial production;

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our ability to successfully identify and implement actions that will lower the Endurance bill of materials cost, including sourcing benefits anticipated from our relationship with Foxconn;

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our ability to obtain binding purchase orders and build customer relationships, including uncertainties as to whether and to what degree we are able to convert previously-reported nonbinding pre-orders and other indications of interest in our vehicle into binding orders and ultimately sales;

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our ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of after sale service and support that they will require;

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the risk that our technology, including our hub motors, do not perform as expected;

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our ability to conduct business using a direct sales model, rather than through a dealer network used by most other OEMs;

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our ability to remain in compliance with our debt covenants and the risks associated with having pledged significant assets as collateral for recently incurred indebtedness;

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the effects of competition on our ability to market and sell vehicles;

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our ability to attract and retain key personnel;

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the pace and depth of electric vehicle adoption generally;

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our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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our ability to obtain required regulatory approvals and changes in laws, regulatory requirements, governmental incentives and fuel and energy prices;

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the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

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cybersecurity threats and compliance with privacy and data protection laws;

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failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; and

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the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including the direct and indirect effects of the war in Ukraine.

We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find More Information.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from sales of our securities under this prospectus for general corporate purposes. The actual application of proceeds from the sale of any particular securities issued hereunder will be described in the applicable prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of the Company’s Class A common stock and preferred stock. This summary is qualified in its entirety by reference to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), and Amended and Restated By-laws (the “Bylaws”). We encourage you to read the Charter, the Bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information.
The Charter authorizes the issuance of 462,000,000 shares of capital stock, $0.0001 par value per share, consisting of 450,000,000 shares of Class A common stock and 12,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The outstanding shares of Class A common stock are duly authorized, validly issued, fully paid and non-assessable.
Class A Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, and at all times vote together as one class on all matters properly submitted to a vote of the stockholders. Holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up, holders of the Class A common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Class A common stock.
Election of Directors
Our Charter provides that our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.
Preferred Stock
Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.
We have no preferred stock outstanding as of the date hereof.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. We may issue debt securities that are convertible into shares of our Class A common stock.
The debt securities will be issued under an indenture between us and a trustee to be specified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and set forth or determined in the manner provided in a resolution of our Board, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). In addition, any changes to the description below also will be set forth in the applicable prospectus supplement.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on the debt securities will be made;

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if payments of principal of, or premium or interest on the debt securities will be made in one or more currencies or currency units other than those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, and premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
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we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its assets or properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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to add to, change or eliminate any provision of the indenture or the debt securities of any series in accordance with the Trust Indenture Act, or to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to provisions of the indenture or the debt securities of any series relating to transfers or exchanges of the debt securities of such series or beneficial interests in such securities; or

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to conform any provision of the indenture, insofar as it relates to the debt securities of any series, to the description of the debt securities of such series in the prospectus supplement relating to the offering of the debt securities of such series.

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, or premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium and interest on those debt securities and to institute suit for the enforcement of any such payment; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series, may on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series, may on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon, such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

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such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

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no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

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delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
We may elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or Class A common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or Class A common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants.
The applicable prospectus supplement will describe the following terms of any warrants:
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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of any equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class A common stock with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or Class A common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of Class A common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the price, if any, for the subscription rights;

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the exercise price payable for our Class A common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities, upon the exercise of the subscription rights;

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the number of subscription rights to be issued to each stockholder;

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the number and terms of our Class A common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities, which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because the agreements, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
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the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

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whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, securing the holder’s obligations under the purchase contract;

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any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

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any provisions relating to any security provided for the purchase contracts;

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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

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whether the purchase contracts will be issued in fully registered or global form; and

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any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market” offerings into an existing trading market, subscription rights offering, or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers or a combination of these methods.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price or prices that may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the following:
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the name of any underwriters or agents, including the name or names of any managing underwriter or underwriters;

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the purchase price or public offering price of the securities;

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any discounts and commissions to be allowed or paid to any agents or underwriters;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any discounts and commissions to be allowed, reallowed or paid to dealers;

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all other items constituting underwriting compensation; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Baker & Hostetler LLP, Cleveland, Ohio. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the years in the two year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 consolidated financial statements contains an explanatory paragraph that states that the Company does not have sufficient liquidity to fund commercial scale production and the launch of sale of its electric vehicles which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. Additionally, the audit report covering the December 31, 2021 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2021 due to the adoption of Accounting Standards Updated 2016-02, Leases (ASC Topic 842). The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company did not have a sufficient number of trained resources with assigned responsibilities and accountability for the design and operation of internal controls over financial reporting. As a consequence, the Company did not effectively operate process-level control activities related to procure to pay (including operating expenses, prepaid expenses, and accrued liabilities), review and approval of manual journal entries, and user access controls to ensure appropriate segregation of duties.
The Company’s financial statements as of December 31, 2019, and for the period beginning April 30, 2019 and ended December 31, 2019, incorporated by reference this prospectus and registration statement have been audited by Clark, Schaefer, Hackett & Co., an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements states that the Company does not have sufficient liquidity to fund commercial scale production and the launch of sale of its electric vehicles which raises substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
This prospectus does not contain all the information in the registration statement of which this prospectus forms a part. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.
Our website address is www.lordstownmotors.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 28, 2022.

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 8, 2022.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed on May 9, 2022 and August 4, 2022, respectively.

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Our Current Reports on Form 8-K or Form 8-K/A, filed on April 1, 2022, May 11, 2022, May 17, 2022, May 19, 2022 (with respect to items 5.02, 5.03, 5.07 and 9.01), May 23, 2022, June 1, 2022, July 12, 2022, August 11, 2022, and August 18, 2022.

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The Description of Class A Common Stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 28, 2022.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement.

LORDSTOWN MOTORS CORP.
Up to 50,200,000 Shares of
Class A Common Stock

PROSPECTUS SUPPLEMENT

Jefferies